UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2004

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 8.01: Other Events

On October 25, 2004, Southern Community Financial Corporation (NASDAQ Symbol: SCMF) announced that its Chairman and Chief Executive Officer, F. Scott Bauer, would be participating in the 2004 Financial Institutions’ Investor Conference sponsored by Ryan, Beck & Co.

The 2004 Financial Institutions’ Investor Conference will be held in New York City on Wednesday, October 27, 2004. Mr. Bauer will present from 11:10 AM to 11:30 AM. To attend the conference by telephone, call 800/441-0022 and refer to the Ryan Beck conference. The conference line is listen only. The presentation and audio cast will be accessible via Ryan Beck’s website: www.ryanbeck.com.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust a community bank with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01(c): Exhibit

Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation
	By:	/s/ Richard M. Cobb
Richard M. Cobb
Date: October 25, 2004		Executive Vice President, Chief Operating Officer and Chief Financial Officer